Exhibit 10.10

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Development Agreement

Party A: Shandong Baoya New Energy Vehicle Co., Ltd.

Legal Representative:/

Postal Address: No.8, South Beijing Road, Yantai Economic & Technological Development Area

Contact: Wang Yuehu

Tel: 0535-2766223

Party B: Jiangxi Dekai Auto Lamp Co., Ltd.

Legal Representative: Yang Shaogang

Postal Address: Industrial Park, Luxi County, Pingxiang City, Jiangxi Province

Contact: Zhang Xizhong

Tel: 0799-7679333

After full negotiation, both parties, based on the principle of mutual benefit and equal transaction, signed this agreement on Party B’s development of the subject matter of this agreement for Party A in the FB77 Project Exterior Lighting project, so as to abide by it together.

I. Subject matter and price of the agreement

Product price

Serial no.	Material code	Part name	Unit price including tax (RMB)	Comfortability Bicycle consumption	Affordable luxury Bicycle consumption	Hedonism Bicycle consumption	Notes
1	FB741210001	Left front combination lamp assembly	[***]	1	1	1
2	FB741210002	Right front combination lamp assembly	[***]	1	1	1
3	FB741330001	Left side tail light assembly	[***]	1	1	1
4	FB741330002	Right side tail light assembly	[***]	1	1	1
5	FB741330003	Rear door tail light assembly	[***]	1	1	1
6	FB741160001	Left rear fog lamp, reversing light, return reflector assembly	[***]	1	1	1
7	FB741160002	Right rear fog lamp, reversing light, return reflector assembly	[***]	1	1	1
Notes	Parts tax rate: 13%; The settlement price of the above parts includes: transportation fee, packaging fee, storage fee:

Mould fixture and gauge tooling cost:

Serial no.	Attribute	Price including tax (yuan)	Notes
1	Mould fixture and gauge tooling cost	[***]
Notes	Total amount of mould fixture and gauge tooling cost(Tax rate 13%): ¥; Amount in RMB (in words): RMB [***]

Development and test costs:

Serial no.	Attribute	Price including tax (yuan)	Notes
1	Development costs	[***]
Notes	Total amount of development fee (tax rate 6%): ¥; Amount in RMB (in words): RMB [***]

See Attached Table 1 for the details of development costs related to tooling costs such as mould fixture and gauge;

See Attached Table 2 for the details of R&D expenses related to design/development expenses and test expenses;

II. Delivery time and place

1. Delivery time (please mark “☒” before the option):

☐ Party B shall complete the development and matching before November 30, 2022, and complete the delivery of the first round of loading samples before November 10, 2021. Delivery of EP loading samples shall be completed before December 30, 2021. OTS loading samples shall be delivered before April 20, 2022. Complete SOP mass production delivery before December 20, 2022.

☒ Complete the development, matching and loading sample delivery according to the development progress confirmed by both parties in writing. For the specific progress, please refer to the FB77 Project Exterior Lighting Technology Agreement signed by both parties No.: BY01-03-EE0016/BY01-03-EE0017 (hereinafter referred to as Technology Agreement).

2. Delivery place: No. 8 South Beijing Road, Yantai Economic & Technological Development Area, Shandong Province or other places designated by Party A.

III Payment methods

3.1 Supplied products

3.1.1 Valid period of price execution before SOP

3.1.2 The settlement method is warehousing for 60 days, 50% telegraphic transfer + 50% bank acceptance (6 months);

3.2 Total tooling and development costs in this Agreement: RMB [***] (in words: RMB [***]) (including but not limited to mould, clamp, gauge tool costs, design/development costs and test costs, etc.), all of which shall be paid by Party A.

The payment part is paid as follows:

3.2.1 After the signing of the development agreement between parties A and B is completed, Party A pays Party B 20% of the total cost of developing the mould of RMB [***]amounting to RMB [***] (in words: RMB [***], of which the mould fee is [***]yuan, including 13% tax, and the development experiment fee is [***]yuan, including 6% tax). Party B first provides Party A with a full special VAT invoice, and Party B completes payment within 10 working days of receiving the invoice; the payment method is: 100% bank acceptance (6 month period)

3.2.2 After Party A issues the mould opening instruction to Party B, Party A shall pay the total cost to Party B: 30% of the development mould cost of [***]yuan, totaling [***]yuan (in words: RMB [***], of which the mould fee is [***]yuan, including 13% tax; the development experiment fee is [***]yuan, including 6% tax), Party B first provides Party A with a special VAT invoice in full amount, and Party A completes the payment to Party B within 10 working days after receiving the invoice; the payment method is: 100% bank acceptance (6 months).

3.2.3 After both parties complete the product OTS approval, Party A will pay the total cost to Party B: 30% of the development mould cost of [***]yuan, totaling [***]yuan (in words: RMB [***], of which the mould fee is [***]yuan, including 13% tax; the development experiment fee is [***]yuan, including 6% tax), Party B first provides Party A with a special VAT invoice in full amount, and Party A completes the payment to Party B within 10 working days after receiving the invoice; the payment method is: 100% bank acceptance (6 months).

3.2.4. After both parties complete product PPAP approval, Party A shall pay Party B a total fee of RMB [***]: 10% of the cost of developing mould, totaling RMB [***] (in words: RMB [***], including mould fees of [***]yuan, including 13% tax; development experiment fee [***]yuan, including 6% tax), Party B first provides a full amount of special value-added tax invoice to Party A, and Party A completes the payment to Party B within 10 working days after receiving the invoice; the payment method is: 100% bank acceptance (6 months).

3.2.5 Six months after Party A and B complete PPAP approval of the product, Party A pays Party B 10% of the total cost of RMB [***]for mould development, amounting to RMB [***] (in words: RMB [***], of which the mould fee is [***]yuan, including 13% tax; the development experiment fee is [***]yuan, including 6% tax). Party B first provides Party A with a full special VAT invoice. Party A receives the invoice. Payment to Party B is completed within 10 working days; the payment method is: 100% bank acceptance (6 month period).

3.2.6 If the VAT rate under the contract is adjusted by the national tax rate, both parties agree to modify the contract amount according to the adjusted new tax rate.

3.2.7 Other Conventions: None.

IV. Quality Requirements

4.1. Supplied products

4.1.1 The quality requirements of the agreed goods supplied by the supplier shall be implemented in accordance with the relevant provisions of the Quality Agreement signed by both parties.

4.1.2 The supplier shall be responsible for the quality of each part of the agreed goods delivered to Party A, including the parts produced by its sub-suppliers. Assembly suppliers shall have the ability to control and inspect the product quality of their sub-suppliers. Assembly suppliers are obliged to put forward quality requirements for their sub-suppliers. Party A shall have the right to claim compensation from the supplier in accordance with the provisions of this Agreement if Party A finds that the parts of the sub-supplier have quality defects.

4.1.3 Without the prior written consent of Party A, the supplier shall not change the design, manufacturing equipment, materials, process standards, production site and/or sub-suppliers of the agreed goods approved by Party A. If the supplier wants to change the design, manufacturing equipment, materials, process standards, production site and/or sub-suppliers of the agreed goods approved by Party A, it shall notify Party A in advance in time, so that Party A can decide whether it is necessary to re-audit and whether it is necessary to re-approve the batch samples according to the actual situation.

4.2.Tooling

4.2.1 Design service life of all tooling (including but not limited to die, clamp and gauge) in this Agreement: 300,000 mode times/pair. All ownership belongs to Party A.

When the cooperation between the two parties ceases, the supplier shall deliver all the mold clamps and inspection tools owned by Party A to Party A in good condition within 3 working days after the payment is settled. If due to the supplier’s management, the mold clamp inspection tool owned by Party A is damaged, the supplier shall be responsible for compensation, and Party A shall deduct the compensation at its discretion when paying the balance.

4.2.2 If Party A modifies the mould, it shall notify Party B in written form. Otherwise, Party B shall not make any modification to the mould.

4.2.3 Party B shall be responsible for the safekeeping, preserving and maintenance of the moulds, record the use and maintenance of the moulds, and establish detailed mould files.

After the tooling is approved by Party A’s PPAP, if the tooling needs to be repaired, reworked or replaced due to Party B, the warranty period of the repaired, reworked or replaced tooling shall be 12 months from the date of re-acceptance, and the corresponding expenses incurred shall be borne by Party B.

4.2.5 During the warranty period, if there is any quality problem with the tooling, Party B must solve the problem in the fastest way; if Party B fails to solve the quality problem in time according to the agreement, Party B shall notify Party A in the form of writing. Party A has the right to entrust other unit to repair it, and the expenses or losses incurred shall be borne by Party B.

4.3 Development design

4.3.1 The development and design subject matter delivered by Party B shall comply with relevant current national standards and relevant requirements in the Technical Agreement signed by both parties.

4.3.2 If Party A has no special requirements, the technical standards of the subject matter shall be executed according to national standards; if there are no national standards but professional (Ministry) standards, they shall be executed according to professional (Ministry) standards; if there are no national standards or professional (Ministry) standards, they shall be executed according to enterprise standards; if all the above standards are available, they shall be executed according to the highest standards.

4.3.3 When the subject matter is delivered, complete reporting materials must be provided. After the subject matter is delivered to Party A, Party A shall inspect the target item within three working days. The inspection results must be notified to Party B in writing within 15 days so that Party B can confirm the billing and settlement.

V. Confidentiality

1. Both parties shall be obliged to keep confidential all technical information or business information learned from the other party as well as the content of this Agreement. Without the consent of the other party, they shall not disclose to the third party in any way or by any means. If a confidentiality agreement has been signed, it shall be executed in accordance with the Confidentiality Agreement signed by both parties.

2. For the products entrusted by Party A to Party B or jointly developed by Party A and Party B and the products developed by outsourcing, the intellectual property rights (patent rights for inventions, utility models, design, etc.) shall be owned by Party A, and Party A shall have the right to produce and use the products by itself or authorize others for free.

3. Without the written consent of Party A, Party B shall not provide the products developed under this Agreement to a third party. Party B guarantees that the developed products are not restricted by the rights of any third party. In case of any dispute or damage, Party B shall bear all the responsibilities.

VI. Liability for Breach of Contract

6.1 Product supply

6.1.1 Party B shall compensate Party A for the losses caused by overdue delivery or overdue delivery (such as delivery caused by unqualified agreed goods, etc.).

6.1.2 Party B shall be responsible for overdue delivery if there is a defect in the quality of the supply, insufficient supply or wrong delivery.

6.1.3 For measures taken by Party A to avoid or reduce the loss caused by the Supplier’s default, Party B shall reimburse the costs incurred thereby.

6.1.4 If Party A’s delivery requirements cannot be fulfilled due to the Supplier’s reasons, the Supplier shall actively take the initiative to transport the products in a more rapid manner to reduce the risk of line stoppage and ensure Party A’s normal production, and the expenses arising therefrom shall be borne by Party B.

6.1.5 If Party A is prepared to file a claim against the supplier for Party A’s actual losses due to the supplier’s responsibility in accordance with the above provisions, Party A will immediately fully notify the supplier of the situation and give the supplier an opportunity to investigate the damage and jointly negotiate a settlement.

6.1.6 If the construction period is delayed due to Party A, it will be postponed.

6.2 Tooling

6.2.1 If Party A fails to receive the first full set of tooling samples produced under this Agreement within the time limit agreed in this Agreement due to Party B, Party B shall pay Party A a penalty equivalent to five ten thousandths of the amount payable under this Agreement for each day overdue, and the Agreement shall continue to be performed. If the delivered tooling is not qualified, it shall be deemed that Party B has not delivered it.

If the overdue period is more than (including) 30 days, Party A can choose any of the following methods to handle it:

6.2.2 If Party B terminates this Agreement, it shall refund all the amount paid to the payer within seven days upon receipt of Party A’s notice of termination hereof and pay Party A a penalty equal to 5% of the amount payable hereunder.

6.2.3 If Party A or Party A entrusts a third party to repair, modify or take other measures to make the tooling meet the acceptance conditions, Party B shall pay liquidated damages to Party A according to the liquidated damages standard agreed in Article 6.2.1 of this Agreement, and bear all expenses and losses arising therefrom.

6.2.4 If the final acceptance of qualified tooling fails to meet the design service life agreed upon in the Agreement due to quality problems of tooling or operation reasons of Party B, Party B shall bear all expenses incurred to ensure the design service life of tooling, including but not limited to mould repair, tooling reproduction, etc.; If the designed service life is still not reached, Party B shall pay Party A a penalty equal to 15% of the payment due under this Agreement.

6.2.5 If the construction period is delayed due to Party A, it will be postponed.

6.3 Development design

6.3.1 If Party A fails to receive the subject matter of this Agreement within the time limit agreed in this Agreement due to Party B, Party B shall pay Party A liquidated damages equivalent to five thousandths of the amount payable in this Agreement for each day overdue, and the Agreement shall continue to be performed. If the subject matter delivered is not qualified, it shall be deemed that Party B has not delivered it;

6.3.2 If Party B is overdue for more than (including) 30 days, Party A can choose to terminate this agreement, and Party B shall return all the paid party’s payment within seven days after receiving the notice from Party A to terminate the agreement; at the same time, Party B shall pay Party A Liquidated damages equivalent to 20% of the total price of this agreement;

6.3.3 If Party A suffers losses due to serious quality defects of the subject matter delivered by Party B, Party A has the right to require Party B to pay liquidated damages equivalent to 20% of the total price of this Agreement;

6.3.4 If the construction period is delayed due to Party A, it will be postponed.

VII. Force majeure

If either party is unable to perform or cannot fully perform this Agreement due to force majeure, it shall promptly notify the other party of the reasons for its inability to perform or not fully perform, and provide proof within 15 days. After verification, it may allow delayed performance, partial performance or non-performance of this Agreement, and may be partially or fully exempted from liability for breach of contract according to the circumstances.

VIII. Dispute resolution

Any dispute between Party A and Party B arising from this Agreement shall be settled through friendly negotiation. If no agreement can be reached through negotiation, both parties agree to submit the case to the People’s Court of Yantai Economic & Technological Development Area where Party A is domicile for settlement through litigation.

IX. Matters not covered in this Agreement

The Technical Agreement No. BY01-03-EE0016/BY01-03-EE0017, which corresponds to this Agreement, has the same legal effect, and in case of inconsistency with the provisions of this Agreement, this Agreement shall prevail, but the amount of liquidated damages or compensation shall be subject to the agreed higher standard.

X. Effectiveness of the Agreement and Others

1. The original agreement shall be in FIVE copies, Party A shall hold THREE copies and Party B shall hold TWO copies, which shall be equally authentic.

2. This Agreement shall come into force after being signed and sealed by both parties, and shall remain valid until a new agreement is signed.

3. The parties agree that any relevant notice, letter, etc. given to the other party by either party shall be made in writing, and that the notice or letter, etc. sent to the other party may be delivered by the following means: courier delivery to the other party’s mailing address specified in this section through a recognized courier service shall be deemed to have been delivered within three days. If any party changes the mailing address listed in this section but fails to promptly notify the other party in writing, the other party may still send a notice, letter, etc. according to the mailing address specified in this section. Even if a notice or letter is returned or rejected, the sender is deemed to have fulfilled its obligation to deliver it.

Party A’s Mailing Address: Zone No.2, No. 40, Tianshan Road, Economic and Technological Development Area, Yantai City, Shandong Province

Contact: Wang Yuehu Tel: 0535-2766223

Party B’s Mailing Address: Industrial Park, Luxi County, Pingxiang City, Jiangxi Province

Contact: Zhang Xizhong Tel: 0799-7679333

Party A (official seal): Shandong Baoya New Energy Vehicle Co., Ltd. Shandong Baoya New Energy Vehicle Co., Ltd. (Seal) Authorized Representative (Signed): Signing Time: May 17, 2021	Party B (official seal): Jiangxi Dekai Auto Lamp Co., Ltd. Jiangxi Dekai Auto Lamp Co., Ltd. (Seal) Authorized Representative (Signed): Signing Time: May 14, 2021

Schedule 1 Mold tooling cost schedule

[***]

Schedule 2

R&D Development Experiment Expenses Schedule

[***]